Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No.1 to the Registration Statements on Form S-1 (No. 333-265741) of our report dated March 31, 2022, relating to the consolidated financial statements of Biostage Inc., appearing in its Annual Report on Form 10-K for the year ended December 31, 2021 and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York
October 27, 2022